UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 14, 2007
(August 14, 2007)

Linn Energy, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

600 Travis, Suite 5100
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 840-4100

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01     Financial Statements and Exhibits.

(b)                                                    Pro forma financial information.

The unaudited pro forma condensed combined statement of operations of Linn Energy, LLC for the six months ended June 30, 2007, which gives effect to the acquisition of certain oil and gas properties in the Texas Panhandle from Stallion Energy LLC, acting as general partner for Cavallo Energy, LP, is included below and incorporated herein by reference.

Introduction

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2007 is derived from the historical consolidated financial statements of Linn Energy, LLC (“Linn,” or the “Company”) and from the historical direct revenues and direct operating expenses of certain oil and gas properties in the Texas Panhandle acquired from Stallion Energy LLC, acting as general partner for Cavallo Energy, LP, with pro forma adjustments based on assumptions we have deemed appropriate.

The unaudited pro forma condensed combined statement of operations gives effect to the acquisition of the Texas Panhandle properties as if it had occurred on January 1, 2007.  The acquisition and the related adjustments are described in the accompanying notes.  In the opinion of Company management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed combined financial statement.

The unaudited pro forma consolidated statement of operations is not necessarily indicative of the consolidated results of operations of the Company had the acquisition actually been completed on January 1, 2007.  Moreover, the unaudited pro forma consolidated statement of operations does not project consolidated results of operations of the Company for any future period.

LINN ENERGY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Six Months Ended June 30, 2007

	Linn Historical	Texas Panhandle Historical	Pro Forma Adjustments		Linn Pro Forma
	(in thousands, except per unit amounts)
Revenues:
Oil, gas and natural gas liquid sales	$88,421	$4,021	$—		$92,442
Loss on oil and gas derivatives	(78,148)	—	—		(78,148)
Natural gas marketing income	2,917	—	—		2,917
Other revenues	3,229	—	—		3,229
	16,419	4,021	—		20,440
Expenses:
Operating expenses	27,170	1,626	—		28,796
Natural gas marketing expenses	2,226	—	—		2,226
General and administrative expenses	23,158	—	—		23,158
Depreciation, depletion, and amortization	24,789	—	1,094	a	25,892
			9	b
	77,343	1,626	1,103		80,072
	(60,924)	2,395	(1,103)		(59,632)

Interest and other income (expenses), net	(20,387)	—	(191	)c	(20,609)
			(31	)d
Income (loss) before income taxes	(81,311)	2,395	(1,325)		(80,241)
Income tax provision	(3,662)	—	—	e	(3,662)
Net income (loss)	$(84,973)	$2,395	$(1,325)		$(83,903)

Net income (loss) per unit:
Units — basic	$(1.62)				$(1.60)
Units — diluted	$(1.62)				$(1.60)

Weighted average units outstanding:
Units — basic	52,413				52,413
Units — diluted	52,413				52,413

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

1.         Basis of Presentation:

The financial statement included in this report presents a pro forma statement of operations reflecting the pro forma effect of Linn Energy, LLC’s (“Linn,” or the “Company”) acquisition of certain oil and gas properties in the Texas Panhandle from Stallion Energy LLC, acting as general partner of Cavallo Energy, LP, (“Cavallo”) as if the acquisition had occurred on January 1, 2007.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2007, is derived from:

•                  the historical consolidated financial statement of Linn; and

•                  the historical direct revenues and direct operating expenses of the Texas Panhandle properties.

The Company’s historical statement of operations includes the results of the Texas Panhandle properties as of February 1, 2007.  Accordingly, the pro forma adjustments represent the period from January 1, 2007, to January 31, 2007, with pro forma adjustments based on assumptions we have deemed appropriate.

The acquisition and the related adjustments are described in the accompanying notes.  In the opinion of Company management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed combined financial statement.

The unaudited pro forma condensed combined statement of operations is presented for illustrative purposes only, and does not purport to be indicative of the results of operations that would actually have occurred if the acquisition had occurred as presented in such statement or that may be obtained in the future.  In addition, future results may vary significantly from the results reflected in such statement due to factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2006, our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2007 and elsewhere in the Company’s reports and filings with the Securities and Exchange Commission (“SEC”).  The following unaudited pro forma condensed combined statement of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2007.

The pro forma statement should also be read in conjunction with the historical statements of direct revenues and direct operating expenses and the notes thereto of Cavallo filed by the Company with the SEC.

2.         Acquisition Date:

The acquisition of the Texas Panhandle properties was completed on February 1, 2007, effective January 1, 2007.  The Company acquired certain oil and gas properties from Cavallo for $415.0 million, subject to customary closing adjustments.

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS - Continued

3.         Preliminary Purchase Price Allocation:

The following table presents the preliminary purchase price for the Texas Panhandle properties:

Texas Panhandle
(in thousands)
Cash	$411,287
Estimated transaction costs	2,996
414,283
Fair value of liabilities assumed	1,706
Total purchase price	$415,989

The following table presents allocation of the preliminary purchase price to the assets acquired based on estimates of fair value, which are also preliminary:

Texas Panhandle
(in thousands)
Oil and gas properties	$415,251
Vehicles and buildings	738
$415,989

The preliminary purchase price allocation is based on discounted cash flows, independent appraisals of fixed assets, quoted market prices and estimates by management.  The most significant assumptions are related to the estimated fair values assigned to proved oil and gas properties.  To estimate the fair values of these properties, we utilized estimates of oil, gas and NGL reserves prepared by an independent engineering firm.  We estimated future prices to apply to the estimated reserve quantities acquired, and estimated future operating and development costs, to arrive at estimates of future net revenues.  For estimated proved reserves, the future net revenues were discounted using a market-based weighted average cost of capital rate determined appropriate at the time of the acquisition.  The market-based weighted average cost of capital rate was subjected to additional project-specific risking factors.  There were no fair values assigned to unproved properties with the Texas Panhandle acquisition.  As noted, the purchase price allocation is preliminary; pending final closing adjustments it will be finalized within one year of the acquisition date.

LINN ENERGY, LLC

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS - Continued

4.         Pro Forma Adjustments:

As noted above, the results of the Texas Panhandle properties are included in the results of the Company effective February 1, 2007.  The pro forma statement of operations includes adjustments to reflect the acquisition as if it had occurred on January 1, 2007.  The unaudited pro forma combined financial statement has been adjusted to:

a.               record incremental depreciation, depletion and amortization expense, using the units-of-production method, related to acquired oil and gas properties, and depreciation using the straight-line method for acquired property, plant and equipment over its estimated useful lives from three to 20 years of $1.1 million

b.              record accretion expense related to asset retirement obligation on oil and gas properties acquired of $9,000

c.               record interest expense of $191,000 based on annual interest expense associated with debt of approximately $34.5 million incurred to fund the purchase price; the applicable interest rate is 6.635% (LIBOR plus an applicable margin of 1.5%)

A 1/8 percentage change in the assumed interest rates would result in an adjustment to pro forma net income of approximately $4,000.

d.              record incremental amortization of deferred financing fees associated with credit facility entered into to fund the acquisition of $31,000

e.               The Company is treated as a partnership for federal and state income tax purposes.  The Company’s subsidiary that acquired the Texas Panhandle properties is also treated as a partnership for federal and state income tax purposes.  Accordingly, no recognition has been given to federal and state income taxes in the accompanying unaudited pro forma condensed combined financial statement.

We do not expect to incur any significant incremental increase in general and administrative expense as a result of this acquisition.

5.         Subsequent Events:

On June 29, 2007, the Company entered into a definitive purchase agreement with Dominion Resources, Inc. and certain affiliates (“Dominion”) to acquire certain oil and gas properties in the Mid-Continent, in Oklahoma, Kansas and the Texas Panhandle (the “Mid-Continent Acquisition”) for $2.05 billion, subject to customary closing adjustments.  The Company anticipates that the Mid-Continent Acquisition will close during the third quarter of 2007, subject to customary closing conditions, including the Company’s receipt of financing.  There can be no assurance that all of the conditions to closing will be satisfied.  On June 29, 2007, the Company executed a unit purchase agreement for a private placement of $1.5 billion of units and Class D units to a group of institutional investors.  In addition, on June 29, 2007, the Company received a commitment from two lenders under its credit facility to provide funding of up to $1.9 billion contingent on closing of the Mid-Continent Acquisition.  The Company intends to fund the Mid-Continent Acquisition with the net proceeds from the private placement, together with borrowings under the credit facility.

On August 2, 2007, the Company entered into a definitive purchase agreement to acquire certain oil and gas properties in the Texas Panhandle (the “Panhandle III Acquisition”) for $22.5 million, subject to customary closing adjustments.  The Company anticipates that the Panhandle III Acquisition will close during the third quarter of 2007, subject to customary closing conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LINN ENERGY, LLC
(Registrant)

Date: August 14, 2007	/s/ Lisa D. Anderson
Lisa D. Anderson

Senior Vice President and Chief Accounting Officer
(As Duly Authorized Officer and Chief Accounting Officer)